BYLAWS

                                       OF

                                FRED MEYER, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

     1.1 Annual Meeting. The annual meeting of the stockholders shall be held at a date and time fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting an the designated date shall not affect the validity of any corporate action.

     1.2 Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     1.3 Place of Meetings. Meetings of the stockholders shall be hold at any place in or out of the State of Delaware designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

     1.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting of the stockholders and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be given by the corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, not more than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at the stockholder's address shown in the Corporation's record of stockholders. Any previously scheduled meeting of the shareholders may be postponed and any special meeting of the shareholders may be canceled by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such meeting of shareholders.

     1.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting constitutes a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
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     1.6 Fixing of Record Date.

          (1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than 60 nor less than 10 days before the date of such meeting nor (ii) more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors nor (iii) more than 60 days prior to any other action.

          (2) If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is hold.

               (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (3) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.7 List of Stockholders for Meeting. After a record date for a meeting of the stockholders is fixed and at least 10 days before any such meeting, the Corporation shall prepare an alphabetical list of all stockholders entitled to vote at the meeting of the stockholders showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list of stockholders shall be available for inspection by any stockholder, upon proper demand as may be required by law, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the list of stockholders available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the list of stockholders does not affect the validity of action taken at the meeting except that upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting.

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     1.8 Quorum; Adjournment.

          (1) A majority of the voting power present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

          (2) The chair of the meeting or a majority of voting power represented at the meeting, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting or if the adjournment is for more than 30 days. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally hold.

          (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

     1.9 Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     1.10 Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy either by personally executing an appointment form or by causing the stockholder's agent or attorney-in-fact to execute such form, or by such other means as is specifically authorized by law. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

     1.11 Notice of Stockholder Business and Nominations.

          (1) Annual Meetings of Stockholders.

               (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice as provided for in this Section 1.11 and on the date of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

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               (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (c) Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (2) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to

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be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (3) General.

               (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11, and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

               (b) For the purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

               (c) Notwithstanding the foregoing provisions of Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11. Nothing in Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

     2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall appoint a Chairman, who shall preside at meetings of the Board of Directors and of the stockholders and who shall exercise the usual powers pertaining to that office. The Chairman of the Board shall not be an officer of the Corporation.

     2.2 Number, Term, Qualification and Classification. The number, term, qualification and classification of the directors of the Board of Directors shall be as set forth in the Corporation's Certificate of Incorporation.

     2.3 Regular Meetings. A regular meeting of the Board of Directors may be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the Board of Directors shall be held at such times and places as may be from time to time fixed by the Board of Directors or as may be specified in a notice of meeting. Notice need not be given of regular meetings of the Board of Directors.

     2.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the directors then serving and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     2.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, facsimile transmission, other form of wire or wireless communication, mail or courier service sent to director's business or home address. If mailed, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addresses, (d) if given by teletype or facsimile, upon transmission of the message, or (e) if given by overnight mail or courier, one day after delivery to the overnight mail or courier service company. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice or waiver of notice of any regular or special meeting need not describe the purposes of, or the business to be transacted at, the meeting unless required by law or the Certificate of Incorporation.

     2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. Except as set forth below, the waiver

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must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.7 Quorum. One-third of the total number of directors fixed in accordance with the Certificate of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that, if the total number of directors fixed in accordance with the provisions of the Certificate of Incorporation is one, then one director shall constitute a quorum. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

     2.9 Meeting by Telephone Conference; Action Without Meeting.

          (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

          (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes of proceedings of the Board of Directors. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or liter effective date.

     2.10 Vacancies. Any vacancy on the Board of Directors may be filled by the Board of Directors as set forth in the Corporation's Certificate of Incorporation. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.11 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

     2.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the

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action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

     2.13 Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman of the Board or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the General Corporation Law of Delaware.

     3.2 Changes of Size and Function. Subject to the provisions of the General Corporation Law of Delaware, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

     3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

     3.4 Compensation. By resolution of the Board of Directors, Committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

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                                   ARTICLE IV

                                    OFFICERS

     4.1 Appointment. The Board of Directors shall appoint a President and Chief Executive Officer, such Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers and agents as the Board of Directors may determine. Any two or more offices may be held by the same person.

     4.2 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

     4.3 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

     4.4 President. The President shall be the Chief Executive Officer and exercise the usual powers pertaining to that office. Subject to the control of the Board of Directors, the President shall be in general charge of the Corporation's business and affairs. The President shall report to and consult with the Board of Directors. Unless otherwise determined by the Board of Directors, the President shall have authority to vote any shares of stock of another corporation owned by the Corporation and to delegate this authority to any other officer. The President shall have such other powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and the stockholders.

     4.5 Vice Presidents. Each Vice President shall perform the duties and responsibilities prescribed by the Board of Directors or as may be assigned from time to time by the President. The Board of Directors may confer a special title upon a Vice President.

     4.6 Secretary.

          (1) The Secretary shall record and keep the minutes of all meetings of the directors and the stockholders in one or more books provided for that purpose and perform any other duties prescribed by the Board of Directors.

          (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors or the secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

     4.7 Treasurer. The Treasurer shall be responsible for such financial matters of the Corporation and shall have such other duties as are prescribed from time to time by the Board of Directors.

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                                    ARTICLE V

                                 INDEMNIFICATION

     The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses of any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if such person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Certificate of incorporation or any statute, Bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

     6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

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     6.2 Certificates for Shares.

          (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the General Corporation Law of Delaware and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the corporation, who shall be the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. Any or all of the signatures upon a certificate may be facsimiles.

          (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Certificate of Incorporation, the Bylaws, securities laws, a stockholders' agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the corporation retains a copy of the full text. Every certificate issued when the corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

          (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued upon receipt by the Corporation of security against loss (by bond, indemnity or otherwise) to the extent deemed necessary by the Board of Directors.

     6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the corporation to the owner thereof for all purposes.

     6.4 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

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     6.5 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     6.6 Fractional Shares. The Corporation shall not issue certificates for fractional shares.

                                   ARTICLE VII

                     CONTRACTS, CHECKS AND OTHER INSTRUMENTS

     7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

     7.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

     7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     8.2 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

                                       Adopted:  July 14, 1997

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